UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2005

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2005, the Human Resources Committee determined the amount of bonuses payable for 2004 performance to the executive officers of the Company under the 2004 Stock Option and Incentive Plan. The performance goals for 2004 bonuses were established by the Committee in March 2004 and included both financial goals and operational objectives. The 2004 financial goals were targets for working capital and either corporate earnings per share or business group operating profits. The operational objectives for 2004 included various qualitative and quantitative measures intended to improve the longer-term capabilities of the Company. Based on the Committee’s assessment of 2004 performance, the named executive officers of the Company will each receive the following 2004 bonus payable in cash:

Named Executive Officer: Amount of 2004 Cash Bonus:

Timothy R. Wallace…………………………….$526,500
John L. Adams………………………………….$199,473
Jim S. Ivy……………………………………….$221,339
Mark W. Stiles………………………………….$379,212
D. Stephen Menzies…………………………….$400,013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

March 15, 2005	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary